Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

GE Investments Funds, Inc.:

We consent to the use of our reports dated February 19, 2016, with respect to the financial statements of U.S. Equity Fund, S&P 500 Index Fund, Premier Growth Equity Fund, Core Value Equity Fund, Small-Cap Equity Fund, Income Fund, Total Return Fund, and Real Estate Securities Fund, each a series of GE Investments Funds, Inc., incorporated herein by reference, and to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, MA

April 28, 2016

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

GE Investments Funds, Inc.:

We consent to the use of our report dated February 19, 2016, with respect to the financial statements of Total Return Fund, a series of GE Investments Funds, Inc., incorporated herein by reference, and to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, MA

April 28, 2016